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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
AEP Industries Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 33-58747 and 33-58743) on Form S-8 and (No. 333-79947) on Form S-3 of AEP Industries, Inc. of our report dated February 11, 2004, with respect to the consolidated balance sheets of AEP Industries, Inc. and subsidiaries as of October 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years ended October 31, 2003 and 2002, and the related financial statement schedule, which report appears in the October 31, 2003, annual report on Form 10-K of AEP Industries, Inc.

        Our report with respect to the 2003 and 2002 consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of November 1, 2001 and revisions to the 2001 consolidated financial statements to include the required transitional disclosures.

/s/ KPMG LLP

Short Hills, New Jersey
February 12, 2004

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  Exhibit 23
INDEPENDENT AUDITORS' CONSENT